UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2013

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 19, 2013, the International Centre for the Settlement of Investment Disputes (“ICSID”) tribunal hearing TECO Guatemala Holdings, LLC’s (“TGH,” a wholly-owned subsidiary of TECO Energy, Inc.) arbitration claim against the Republic of Guatemala (“Guatemala”) under the Dominican Republic Central America – United States Free Trade Agreement (DR – CAFTA), issued an award in the case. The ICSID tribunal unanimously found in favor of TGH and awarded damages of approximately U.S. $21.1 million, plus interest from October 21, 2010 at a rate equal to the prime rate plus 2%. In addition, the tribunal ruled that Guatemala must reimburse TGH for approximately $7.5 million of the costs it incurred in pursuing the arbitration.

As previously reported, TGH filed the arbitration claim with ICSID in 2010, alleging a violation of fair and equitable treatment of its investment in Empresa Eléctrica de Guatemala, S.A. (“EEGSA”), the largest private distribution company in Central America. TGH’s investment was sold on October 21, 2010. The arbitration was prompted by actions of the Guatemalan government in July 2008, which, among other things, unilaterally reset the distribution tariff for EEGSA at levels well below the tariffs in effect at the time that the distribution tariff was reset. The ICSID tribunal found that Guatemala breached its treaty obligation to grant TGH fair and equitable treatment under the terms of the DR-CAFTA, thereby causing damages to TGH for which it is entitled to compensation. In sum, the tribunal found that Guatemala’s repudiation of fundamental regulatory principles applying to the tariff review process was arbitrary and breached elementary standards of due process in administrative matters.

Pursuant to ICSID’s rules and procedures, each party has 120 days after the date of the award to file an application for its annulment.

The foregoing description of the ICSID Award is qualified in its entirety by reference to the complete text of the document, which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	ICSID Award dated December 19, 2013.

Note: This report may be deemed to contain forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the Corporation’s current expectations and assumptions, and the Corporation does not undertake to update that information or any other information contained in this report, except as may be required by law. Factors that could impact actual results include: whether Guatemala requests annulment of the ICSID award and the outcome of any such annulment proceeding; and any other delays or impediments to enforcing the award. Additional information is contained under “Risk Factors” in TECO Energy, Inc.‘s Annual Report on Form 10-K for the period ended Dec. 31, 2012, as updated in subsequent SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)